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                                                                    Exhibit 5.01



                                                              April 14, 1999


Silknet Software, Inc.
50 Phillippe Cote Street
Manchester, New Hampshire 03101


         RE:       Registration Statement on Form S-1
                   Pursuant to Rule 462(b)
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Ladies and Gentlemen:

         This opinion relates to an aggregate of 3,450,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Silknet Software, Inc. (the "Company"), which are the subject matter of a Registration Statement on Form S-1 with the Securities and Exchange Commission (the "Commission") as filed on March 3, 1999, as amended by Amendment No. 1 to Form S-1 Registration Statement as filed with the Commission on March 4, 1999, as further amended by Amendment No. 2 to Form S-1 Registration Statement as filed with the Commission on April 14, 1999 (the "Registration Statement").

         The 3,450,000 shares of Common Stock covered by the Registration Statement consist of 3,000,000 shares being sold by the Company and an additional 450,000 shares subject to an over-allotment option (the "Over-Allotment Option") granted by the Company to the underwriters to be named in the prospectus (the "Prospectus") incorporated by reference in the Registration Statement.

         Based upon such investigation as we have deemed necessary, we are of the opinion that when the shares of Common Stock to be sold by the Company pursuant to the Prospectus have been issued and paid for in accordance with the terms described in the Prospectus, such shares of Common Stock will have been validly issued and will be fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to the reference to our firm in the Prospectus under the caption "Legal Matters."



                                   Very truly yours,

                                   /s/ TESTA, HURWITZ & THIBEAULT, LLP

                                   TESTA, HURWITZ & THIBEAULT, LLP